FOR IMMEDIATE RELEASE

SunPower Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Third-Quarter 2009 Results

•	Record Q3 2009 revenue of $466 million, record production of 110 megawatts
•	GAAP EPS of $0.13 and non-GAAP EPS of $0.42
•	24-megawatt Montalto power plant in Italy financed – expected completion Q4 2009
•	Grew global dealer network to approximately 900 partners
•	Signed a 14-megawatt supply agreement with Casino Group in France
•	Commissioned 25-megawatt project for Florida Power & Light and began construction of an additional 10-megawatt power plant
•	Fab 3 construction in Malaysia on plan; production scheduled for the second half of 2010
•	Further strengthened balance sheet – more than $800 million in cash and investments

SAN JOSE, Calif., -- October 22, 2009 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced financial results for its 2009 third quarter which ended September 27, 2009.  Revenue for the 2009 third quarter was $466 million which compares to $298 million in the second quarter of 2009 and $378 million in the third quarter of 2008.  The company’s Components and Systems segments accounted for 64% and 36% of third-quarter 2009 revenue, respectively.

“Our third-quarter results demonstrate the value of our diversified market and vertical integration strategy as we benefitted from our growing dealer channel and successfully executed on our large scale project commitments,” said Tom Werner, SunPower’s CEO.  “We further expanded our dealer partner network into countries such as France, Korea and Canada, and added new partners to our existing markets.  As we build our utility and power plant business around the world, our superior technology performance and rapid deployment capability continues to make SunPower a preferred partner with customers and financiers.

“Operationally, our global Engineering, Procurement and Construction team achieved a new record in the third quarter with more than 60 megawatt (MW) of SunPower power plants under construction.  The 25-MW DeSoto power plant, commissioned for Florida Power & Light, has now surpassed Nellis Air Force Base as the largest operating solar photovoltaic power plant in North America.  In Europe, the financing of our Montalto project, the largest power plant in Italy, demonstrates SunPower’s bankability as a fully integrated supplier.  With strong market demand continuing, all of our manufacturing facilities are now fully operational, resulting in unit cost reductions in line with our plan,” concluded Werner.

On a Generally Accepted Accounting Principles (GAAP) basis for the 2009 third quarter, SunPower reported gross margin of 19.1%, operating income of $34.6 million and net income per diluted share of $0.13.  GAAP net income per share for the third quarter of 2009 includes $5.3 million, or $0.03 per share, of non-cash interest charges associated with the adoption of the new accounting guidance, which impacts how companies account for interest expense on convertible bonds.

On a non-GAAP basis, adjusted to exclude non-cash charges for amortization of intangible assets of $4.1 million, stock-based compensation of $13.1 million and non-cash interest expense of $5.3 million, SunPower reported total gross margin of 20.7%.  Operating income for the quarter was $52.1 million and net income per share was $0.42.  This compares with second-quarter 2009 non-GAAP gross margin of 22.6%, operating income of $26.8 million and $0.24 net income per share.  For the 2009 third quarter, the Components segment non-GAAP gross margin was 23.4% and Systems segment gross margin was 16.0%.

2009 Guidance
The company updated its fiscal year 2009 total company non-GAAP guidance as follows: total revenue of $1.425 billion to $1.50 billion, net income per diluted share of $1.15 to $1.25, capital expenditures of $200 million to $225 million, and production of approximately 400 MW.

“The company’s continued focus on working capital management is showing positive results as we successfully managed inventory levels and ended the quarter with a stronger balance sheet and more than $800 million in cash and investments,” said Dennis Arriola, SunPower’s CFO.  “Although the financing markets remain challenging, we’re starting to see some improvement in the availability of financing for our projects.  By starting the fourth quarter with a solid backlog of business and a growing pipeline of opportunities, we are confident that SunPower will finish the year strongly and is well positioned for growth in 2010.”

For fiscal year 2009, the company expects the following total company GAAP results: revenue of $1.425 billion to $1.50 billion and net income per diluted share of $0.50 to $0.60.  GAAP earnings per share guidance for 2009 includes a $0.21 per share one-time, non-taxable gain related to the company’s second-quarter 2009 capital raise and approximately $0.13 per share for non-cash charges related to the company’s adoption of new accounting guidance.

This press release contains both GAAP and non-GAAP financial information.  Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.  Please note that the company has posted supplemental information and slides related to its third quarter 2009 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm.  The capacity of power plants in this release is described in approximate MW on an alternating current (ac) basis.

About SunPower
Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet's most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company's experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “expected,” “plan,” “scheduled,” “growing,” “build,” “continues,” “will,” “continuing,” “guidance,” “improvement,” “backlog,” “pipeline,” “growth,” “improvement,” and “expects” to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) completion of the Montalto project; (b) construction schedule for Fab 3; (c) the company’s dealer channel; (d) the company’s utility and power plant business; (e) the company’s status as a preferred partner with customers and financiers; (f) market demand; (g) the company’s cost reduction plan; (h) GAAP and non-GAAP fiscal year 2009 total revenue and net income per diluted share; (i) availability of financing for projects; (j) backlog of business and pipeline of opportunities; (k) 2009 expected production; and (l) non-cash interest charges associated with the adoption of the new accounting guidance.  Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) the company’s ability to obtain and maintain an adequate supply of raw materials and components, as well as the price it pays for such items; (ii) general business and economic conditions, including seasonality of the industry; (iii) growth trends in the solar power industry; (iv) the continuation of governmental and related economic incentives promoting the use of solar power; (v) the improved availability of third-party financing arrangements for the company’s customers; (vi) construction difficulties or potential delays, including permitting and transmission access and upgrades; (vii) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (viii) manufacturing difficulties that could arise; (ix) the success of the company’s ongoing research and development efforts to compete with other companies and competing technologies; (x) unanticipated changes in the GAAP expense for non-cash charges related to the adoption of new accounting guidance; and (xi) other risks described in the company’s Annual Report on Form 10-K for the year ended December 28, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 29, 2009, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Segment Reporting Information
For third quarter 2009 reporting purposes, the Systems segment generally represents products and services sold directly to the system owner.  Additionally, both SunPower and third-party solar panels sold through the Systems segment channels are recorded as Systems segment revenue. The Components segment primarily represents products sold to installers and resellers.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets, stock-based compensation, impairment of long-lived assets and interest expense, non-cash gain on purchased options related to the company’s convertible debt offering, and its  related tax effects.  Management does not consider these charges in evaluating the core operational activities of SunPower.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
The Company reports on a fiscal-year basis and ends its quarters on the Sunday closest to the end of the applicable calendar quarter, except in a 53-week fiscal year, in which case the additional week falls into the fourth quarter of that fiscal year. Fiscal year 2009 consists of 53 weeks while fiscal year 2008 consists of 52 weeks. The third quarter of fiscal 2009 ended on September 27, 2009 and the third quarter of fiscal 2008 ended on September 29, 2008.

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SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Sep. 27,	Dec. 28,
	2009	2008

ASSETS

Cash and cash equivalents	$472,126	$202,331
Restricted cash	320,788	175,277
Investments	9,222	40,756
Accounts receivable, net	243,528	194,222
Costs and estimated earnings in excess of billings	73,519	30,326
Inventories	239,211	251,542
Prepaid expenses and other assets	197,131	175,005
Advances to suppliers	137,853	162,610
Property, plant and equipment, net	695,409	629,247
Goodwill and other intangible assets, net	227,444	236,210

Total assets	$2,616,231	$2,097,526

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$232,547	$263,241
Accrued and other liabilities	195,561	191,140
Long-term debt	188,915	54,598
Convertible debt	530,956	357,173
Billings in excess of costs and estimated earnings	17,484	11,806
Customer advances	97,142	110,394

Total liabilities	1,262,605	988,352

Stockholders' equity	1,353,626	1,109,174

Total liabilities and stockholders' equity	$2,616,231	$2,097,526

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 27,	Jun. 28,	Sep. 28,	Sep. 27,	Sep. 28,
	2009	2009	2008	2009	2008

Revenue:
Systems	$168,412	$108,724	$193,330	$383,233	$642,774
Components	297,895	188,920	184,170	594,505	391,178
	466,307	297,644	377,500	977,738	1,033,952

Cost of revenue:
Cost of systems revenue	144,859	91,793	158,829	325,003	511,316
Cost of components revenue	232,164	147,388	113,358	457,240	271,288
	377,023	239,181	272,187	782,243	782,604

Gross margin	89,284	58,463	105,313	195,495	251,348

Operating expenses:
Research and development	8,250	6,853	6,049	23,067	15,504
Selling, general and administrative	46,473	41,755	46,075	130,511	123,141

Total operating expenses	54,723	48,608	52,124	153,578	138,645

Operating income	34,561	9,855	53,189	41,917	112,703

Other income (expense):
Gain on purchased options	—	21,193	—	21,193	—
Interest and other income (expense), net	(9,269)	(5,956)	(8,784)	(27,319)	(17,597)

Other income (expense), net	(9,269)	15,237	(8,784)	(6,126)	(17,597)

Income before income taxes and equity in earnings of unconsolidated investees	25,292	25,092	44,405	35,791	95,106

Income tax provision	15,088	4,054	21,856	10,580	31,275

Income before equity in earnings of unconsolidated investees	10,204	21,038	22,549	25,211	63,831

Equity in earnings of unconsolidated investees, net of taxes	2,627	3,133	2,132	7,005	4,006

Net income	$12,831	$24,171	$24,681	$32,216	$67,837

Net income per share of class A and class B common stock:
- Basic	$0.14	$0.27	$0.30	$0.36	$0.84
- Diluted	$0.13	$0.26	$0.29	$0.35	$0.80

Weighted-average shares:
- Basic	94,668	90,873	80,465	89,764	79,614
- Diluted	96,319	98,412	84,064	91,513	83,477

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 27,	Jun. 28,	Sep. 28,	Sep. 27,	Sep. 28,
	2009	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$12,831	$24,171	$24,681	$32,216	$67,837
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	13,074	11,647	18,911	34,204	52,026
Depreciation	21,414	20,569	13,688	60,348	35,741
Amortization of other intangible assets	4,146	4,098	4,201	12,296	12,552
Impairment of long-lived assets	190	489	(2,353)	1,997	3,136
Non-cash interest expense	5,250	5,915	4,038	16,186	12,717
Amortization of debt issuance costs	733	1,184	537	2,454	1,611
Gain on purchased options	-	(21,193)	-	(21,193)	-
Equity in earnings of unconsolidated investees	(2,627)	(3,133)	(2,132)	(7,005)	(4,006)
Excess tax benefits from stock-based award activity	(12,134)	(2,610)	(19,260)	(14,744)	(33,899)
Deferred income taxes and other tax liabilities	10,151	(3,505)	19,658	277	29,738
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(18,794)	(65,422)	47,808	(43,285)	(55,324)
Costs and estimated earnings in excess of billings	(60,787)	23,168	(7,556)	(41,416)	(17,700)
Inventories	28,977	87,807	19,498	20,914	(48,301)
Prepaid expenses and other assets	13,938	(35,291)	(4,604)	(9,440)	(29,636)
Advances to suppliers	3,435	13,449	15,461	24,877	19,102
Accounts payable and other accrued liabilities	98,997	(101,114)	(5,853)	(31,345)	76,513
Billings in excess of costs and estimated earnings	(33,479)	42,968	(21,178)	4,877	(60,064)
Customer advances	(5,553)	774	41,754	(13,639)	45,884
Net cash provided by operating activities	79,762	3,971	147,299	28,579	107,927

Cash flows from investing activities:
Increase in restricted cash and cash equivalents	(103,247)	(33,151)	(26,202)	(145,583)	(42,153)
Purchases of property, plant and equipment	(38,426)	(59,566)	(55,224)	(150,093)	(150,302)
Proceeds from sale of equipment to third-party	1,976	7,902	—	9,878	—
Purchases of available-for-sale securities	—	—	(14,778)	—	(65,748)
Proceeds from sales or maturities of available-for-sale securities	9,867	1,501	12,027	29,545	133,948
Cash paid for acquisitions, net of cash acquired	—	—	(4,827)	—	(18,311)
Cash paid for investments in joint ventures and other non-public companies	—	—	(2,000)	—	(24,625)
Net cash used in investing activities	(129,830)	(83,314)	(91,004)	(256,253)	(167,191)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	54,701	29,773	—	137,735	—
Proceeds from issuance of convertible debt, net of issuance costs	—	225,018	—	225,018	—
Proceeds from offering of class A common stock, net of offering expenses	(114)	218,895	—	218,781	—
Cash paid for repurchased convertible debt	(7,687)	(67,949)	—	(75,636)	—
Cash paid for purchased options	—	(97,336)	—	(97,336)	—
Proceeds from warrant transactions	—	71,001	—	71,001	—
Proceeds from exercise of stock options	570	442	1,451	1,408	3,786
Excess tax benefits from stock-based award activity	12,134	2,610	19,260	14,744	33,899
Purchases of stock for tax withholding obligations on vested restricted stock	(586)	(763)	(1,659)	(3,708)	(5,853)
Net cash provided by financing activities	59,018	381,691	19,052	492,007	31,832

Effects of exchange rate changes on cash and equivalents	6,341	5,377	(8,273)	5,462	(1,166)
Net increase (decrease) in cash and cash equivalents	15,291	307,725	67,074	269,795	(28,598)
Cash and cash equivalents at beginning of period	456,835	149,110	189,542	202,331	285,214
Cash and cash equivalents at end of period	$472,126	$456,835	$256,616	$472,126	$256,616

Non-cash transactions:
Additions to property, plant and equipment included in accounts payable and other accrued liabilities	$—	$—	$42,942	$—	$46,780
Non-cash interest expense capitalized and added to the cost of qualified assets	873	1,510	2,547	4,456	6,367
Issuance of common stock for purchase acquisition	—	1,471	3,054	1,471	3,054
Change in goodwill relating to adjustments to acquired net assets	—	—	—	—	231

(In thousands, except per share data)
	THREE MONTHS ENDED			NINE MONTHS ENDED		THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 27,	Jun. 28,	Sep. 28,	Sep. 27,	Sep. 28,	Sep. 27,	Jun. 28,	Sep. 28,	Sep. 27,	Sep. 28,
	2009	2009	2008	2009	2008	2009	2009	2008	2009	2008
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$89,284	$58,463	$105,313	$195,495	$251,348	$96,753	$67,128	$110,093	$215,745	$276,812
Operating income	$34,561	$9,855	$53,189	$41,917	$112,703	$52,146	$26,840	$73,259	$90,522	$179,961
Net income per share of class A and class B common stock:
-Basic	$0.14	$0.27	$0.30	$0.36	$0.84	$0.42	$0.25	$0.59	$0.75	$1.62
-Diluted	$0.13	$0.26	$0.29	$0.35	$0.80	$0.42	$0.24	$0.57	$0.73	$1.55

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets, stock-based compensation, impairment of long-lived assets and interest expense, non-cash gain on purchased options related to its convertible debt offering, and the related tax effects of these non-GAAP adjustments. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of amortization of intangible assets, stock-based compensation, impairment of long-lived assets, interest expense and a gain on purchased options related to its convertible debt offering. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation, impairment of long-lived assets and interest expense. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

o  Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation, impairment of long-lived assets and interest expense. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the company’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

o  Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation, impairment of long-lived assets, interest expense, a gain on purchased options related to its convertible debt offering and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare SunPower's operating results on a more consistent basis against that of other companies in the industry. It should be noted that diluted weighted-average shares are determined on a GAAP basis and the resulting share count is used for computing both GAAP and Non-GAAP diluted net income per share.

Non-Cash Items

o  Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, purchased technology, patents and tradenames. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Impairment of long-lived assets. SunPower incurred an impairment of long-lived assets in the first quarter of fiscal 2008 totaling $5.5 million, which relates to the discontinuation of its imaging detector product line and for the write-off of certain solar manufacturing equipment which became obsolete due to new processes. The costs associated with a $3.3 million write-off of certain solar product manufacturing equipment were recovered from the vendor in the third quarter of fiscal 2008. SunPower excluded this item because the expense is not reflective of its ongoing operating results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash expenses such as impairment of long-lived assets.

o  Non-cash interest expense. Under new accounting guidance, SunPower separately accounts for the liability and equity components of its convertible debt in a manner that reflects interest expense equal to its non-convertible debt borrowing rate. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

o  Gain on purchased options related to SunPower’s convertible debt offering. In connection with the issuance of its 4.75% senior convertible debentures in May 2009, SunPower entered into certain convertible debenture hedge transactions with respect to its class A common stock intended to reduce the potential dilution that would occur upon conversion of the debentures. The convertible debenture hedge transactions consisting of call option instruments are deemed to be a mark-to-market derivative during the period in which the over-allotment option in favor of the debenture underwriters is unexercised. SunPower entered into the underwriting agreement on April 28, 2009 and the debenture underwriters exercised the over-allotment option on April 29, 2009. During the one-day period that the underwriters’ over-allotment option was outstanding, SunPower’s class A common stock price increased substantially. SunPower excluded the $21.2 million gain relating to the purchased options from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash income from a gain on purchased options.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP results of operations measures to non-GAAP measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 27,	Jun. 28,	Sep. 28,	Sep. 27,	Sep. 28,
	2009	2009	2008	2009	2008

GAAP gross margin	$89,284	$58,463	$105,313	$195,495	$251,348
Amortization of intangible assets	2,802	2,795	2,947	8,390	9,066
Stock-based compensation expense	4,302	4,630	4,875	9,755	13,718
Impairment of long-lived assets	—	—	(3,286)	—	2,203
Non-cash interest expense	365	1,240	244	2,105	477
Non-GAAP gross margin	$96,753	$67,128	$110,093	$215,745	$276,812

GAAP operating income	$34,561	$9,855	$53,189	$41,917	$112,703
Amortization of intangible assets	4,146	4,098	4,201	12,296	12,552
Stock-based compensation expense	13,074	11,647	18,911	34,204	52,026
Impairment of long-lived assets	—	—	(3,286)	—	2,203
Non-cash interest expense	365	1,240	244	2,105	477
Non-GAAP operating income	$52,146	$26,840	$73,259	$90,522	$179,961

NET INCOME PER SHARE:
	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 27,	Jun. 28,	Sep. 28,	Sep. 27,	Sep. 28,
	2009	2009	2008	2009	2008

Basic:
GAAP net income per share	$0.14	$0.27	$0.30	$0.36	$0.84
Reconciling items:
Amortization of intangible assets	0.04	0.04	0.05	0.14	0.16
Stock-based compensation expense	0.13	0.13	0.23	0.38	0.64
Impairment of long-lived assets	—	—	(0.04)	—	0.03
Non-cash interest expense	0.06	0.06	0.05	0.18	0.16
Gain on purchased options	—	(0.23)	—	(0.24)	—
Tax effect	0.05	(0.02)	—	(0.07)	(0.21)

Non-GAAP net income per share	$0.42	$0.25	$0.59	$0.75	$1.62

Diluted:
GAAP net income per share	$0.13	$0.26	$0.29	$0.35	$0.80
Reconciling items:
Amortization of intangible assets	0.04	0.04	0.05	0.13	0.15
Stock-based compensation expense	0.14	0.11	0.22	0.37	0.62
Impairment of long-lived assets	—	—	(0.04)	—	0.03
Non-cash interest expense	0.06	0.06	0.05	0.18	0.15
Gain on purchased options	—	(0.21)	—	(0.23)	—
Tax effect	0.05	(0.02)	—	(0.07)	(0.20)

Non-GAAP net income per share	$0.42	$0.24	$0.57	$0.73	$1.55

Weighted-average shares:

GAAP net income per share:
- Basic	94,668	90,873	80,465	89,764	79,614
- Diluted	96,319	98,412	84,064	91,513	83,477

Non-GAAP net income per share:
- Basic	94,668	90,873	80,465	89,764	79,614
- Diluted	96,319	98,412	84,064	91,513	83,477

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED
	September 27, 2009
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision
	Systems	Components
Amortization of intangible assets	$1,841	$961	$—	$1,344	$—	$—
Stock-based compensation expense	1,494	2,808	1,736	7,036	—	—
Non-cash interest expense	87	278	—	—	4,885	—
Tax effect	—	—	—	—	—	4,969
	$3,422	$4,047	$1,736	$8,380	$4,885	$4,969

	June 28, 2009
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision
	Systems	Components
Amortization of intangible assets	$1,841	$954	$—	$1,303	$—	$—
Stock-based compensation expense	1,474	3,156	1,482	5,535	—	—
Non-cash interest expense	347	893	—	—	4,675	—
Gain on purchased options	—	—	—	—	(21,193)	—
Tax effect	—	—	—	—	—	(1,873)
	$3,662	$5,003	$1,482	$6,838	$(16,518)	$(1,873)

	September 28, 2008
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision
	Systems	Components
Amortization of intangible assets	$1,841	$1,106	$—	$1,254	$—	$—
Stock-based compensation expense	2,911	1,964	987	13,049	—	—
Impairment of long-lived assets	(1,343)	(1,943)	—	—	—	—
Non-cash interest expense	100	144	—	—	3,794	—
Tax effect	—	—	—	—	—	(337)
	$3,509	$1,271	$987	$14,303	$3,794	$(337)

	NINE MONTHS ENDED

	September 27, 2009
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision
	Systems	Components
Amortization of intangible assets	$5,523	$2,867	$—	$3,906	$—	$—
Stock-based compensation expense	3,266	6,489	4,649	19,800	—	—
Non-cash interest expense	664	1,441	—	—	14,081	—
Gain on purchased options	—	—	—	—	(21,193)	—
Tax effect	—	—	—	—	—	(6,451)
	$9,453	$10,797	$4,649	$23,706	$(7,112)	$(6,451)

	September 28, 2008
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision
	Systems	Components
Amortization of intangible assets	$5,850	$3,216	$—	$3,486	$—	$—
Stock-based compensation expense	7,661	6,057	2,770	35,538	—	—
Impairment of long-lived assets	—	2,203	—	—	—	—
Non-cash interest expense	201	276	—	—	12,240	—
Tax effect	—	—	—	—	—	(16,591)
	$13,712	$11,752	$2,770	$39,024	$12,240	$(16,591)